UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 2, 2013

    CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564

(Address of Principal Executive Offices)              (Zip Code)

Registrant’s telephone number, including area code         (585) 678-7100

                                                 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 2, 2013 (the “Restatement Date”), Constellation Brands, Inc. (the “Company”), CIH International S.à r.l., an indirect wholly owned subsidiary of the Company organized under the laws of Luxembourg (“CIH” and together with the Company, the “Borrowers”), and Bank of America, N.A., as administrative agent (the “Administrative Agent”), and certain other lenders (all such parties other than either of the Borrowers are collectively referred to as the “Lenders”) entered into a Restatement Agreement (the “Restatement Agreement”) that amended and restated the Credit Agreement dated as of May 3, 2012, among the Company, Bank of America, N.A., as administrative agent, and the other lenders thereto, as amended and restated on August 8, 2012 (the “2012 Credit Agreement” and, as amended and restated by the Restatement Agreement, the “Second Restated 2012 Credit Agreement”). The Restatement Agreement was entered into by the Company to arrange a portion of the debt to finance the Beer Business Acquisition (as defined and as further described below). The Company described the material terms of the 2012 Credit Agreement and related matters in Item 1.01 of its Current Reports on Forms 8-K dated May 3, 2012 (filed on May 9, 2012) and August 6, 2012 (filed on August 10, 2012), and incorporates those descriptions herein by this reference, appropriately modified as set forth below. The effective date of the Restatement Agreement will be the date on which all of the conditions to the Second Restated 2012 Credit Agreement are satisfied, which is anticipated to be the date of the closing of the Beer Business Acquisition (the “Restatement Effective Date”).

As previously reported, the Company, Constellation Beers Ltd. (“Constellation Beers”), an indirect wholly-owned subsidiary of the Company, Constellation Brands Beach Holdings, Inc. (“CBBH”), an indirect wholly-owned subsidiary of the Company and Anheuser-Busch InBev SA/NV (“ABI”) entered into an Amended and Restated Membership Interest Purchase Agreement, which was further amended April 19, 2013 (the “Crown Purchase Agreement”), pursuant to which ABI will cause GModelo Corporation (“Seller”), a wholly-owned subsidiary of Grupo Modelo, S.A.B. de C.V. (“Modelo”) to sell, and Constellation Beers and CBBH will purchase, Seller’s 50% membership interest (the “Crown Acquisition”) in Crown Imports LLC, a joint venture between the Company and Seller. Also as previously disclosed, the Company and ABI entered into a Stock Purchase Agreement, which was amended on April 19, 2013 (the “Brewery Purchase Agreement” and, together with the Crown Purchase Agreement, the “Purchase Agreements”), pursuant to which (i) the Company agreed to purchase or cause one or more of its subsidiaries to purchase all of the issued and outstanding shares of capital stock of Compañia Cervecera de Coahuila, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (the “Brewery Company”), and all of the issued and outstanding shares of capital stock of Servicios Modelo de Coahuila, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of Mexico (the “Service Company”), and (ii) ABI agreed to cause Modelo to sell to the Company or one or more of its subsidiaries all of the issued and outstanding shares of capital stock of the Brewery Company and the Service Company (the “Brewery Purchase” and, together with the Crown Acquisition, the “Beer Business Acquisition”).

The principal changes to the 2012 Credit Agreement effected by the Second Restated 2012 Credit Agreement are (i) changes to the rate and term of the Revolving Credit facility, Term A facility (“U.S. Term A Facility”) and Term A-1 facility (“U.S. Term A-1 Facility”) to take effect at the Restatement Effective Date, and a new $675 million delayed draw Term A-2 facility (“New U.S. Term A-2 Facility”) that will replace the delayed draw Term A-2 facility put in place by the August 2012 amendment to the 2012 Credit Agreement, and (ii) the creation of a $1.5 billion delayed draw European term loan facility consisting of a committed $500 million European Term A loan facility (“European Term A Facility”) and a $1.0 billion European Term B loan facility (“European Term B Facility”). The Company will be the borrower under the U.S. term loan facilities. CIH will be the borrower under the European term loan facilities and the Company will guarantee borrowings under the European term loan facilities.

The obligation of the relevant Lenders to make loans pursuant to the U.S. Term A Facility, U.S. Term A-1 Facility, New U.S. Term A-2 Facility, European Term A Facility and European Term B Facility is subject to limited conditions, including: (i) the Beer Business Acquisition having closed (or closing concurrently with the making of the loans) without a material adverse change in its terms, (ii) certain limited representations and warranties made by the Borrowers being true and correct in all material respects on the date the loans are made, (iii) the delivery of a certificate attesting to the solvency of the Company and its subsidiaries, taken as a whole, (iv) the delivery of a borrowing request, notes and certain other customary documentation, and (v) the Borrowers having paid all fees and expenses due to the Lenders and certain of their affiliates in connection with financing activities relating to the Beer Business Acquisition. An event of default under the Second Restated 2012 Credit Agreement will not provide a basis for the relevant Lenders to cancel their commitments to make the loans or to fund the loans if the closing conditions are satisfied.

The Second Restated 2012 Credit Agreement also modified certain of the Company’s financial covenants. As revised, the Company must maintain a maximum consolidated net leverage ratio of (i) until approximately one year after the Restatement Effective Date, 5.75 to 1.0 and (ii) thereafter, 5.50 to 1.0.

The proceeds of the U.S. Term Loans and European Term Loans, together with certain Revolver borrowings, will be used to finance a portion of the Beer Business Acquisition, the refinancing of existing loans and related expenses.

The U.S. Term Loan Facilities

The U.S. Term A Facility loans will be repaid in quarterly payments of principal equal to (i) prior to the second anniversary of the Restatement Effective Date, 1.25% of the original aggregate principal amount of the U.S. Term A Facility loans, and (ii) thereafter, 2.50% of the original aggregate principal amount of the U.S. Term A Facility loans, with the balance payable on the U.S. Term A Facility loan maturity date. The U.S. Term A-1 loans will be repaid in quarterly payments of principal equal to 0.25% of the original aggregate principal amount of the U.S. Term A-1 loans, with the balance payable on the U.S. Term A-1 loan maturity date. The Second Restated 2012 Credit Agreement will, as of the Restatement Effective Date, adjust the maturity date of the Revolving Credit facility and U.S. Term A Facility to be five years from the Restatement Effective Date and the maturity date of the U.S. Term A-1 Facility to be six years from the Restatement Effective Date.

The rate of interest payable on the U.S. Term A Facility loans, at the Company’s option, will be equal to (i) LIBOR plus a margin, or (ii) the highest of the federal funds base rate plus 0.50%, the prime rate, and LIBOR plus 1.00% (the “Base Rate”), plus a margin. The margin for the U.S. Term A Facility loans is adjustable based upon the Company’s debt ratio, as defined in the Second Restated 2012 Credit Agreement, and is between 1.25% and 2.25% for LIBOR borrowings and 0.25% and 1.25% for Base Rate borrowings. The rate of interest payable on the U.S. Term A-1 Facility loans, at the Company’s option, will be equal to (i) LIBOR plus a margin, or (ii) the Base Rate plus a margin. The margin for the U.S. Term A-1 Facility loans is adjustable based upon the Company’s debt ratio, as defined in the Second Restated 2012 Credit Agreement, and is between 1.50% and 2.50% for LIBOR borrowings and 0.50% and 1.50% for Base Rate borrowings.

The Term A-2 facility under the 2012 Credit Agreement was conditioned on, among other things, the Crown Acquisition having closed (or closing concurrently with the making of the Term A-2 Loans) without a material adverse change in its terms. However, on February 13, 2013, the terms of the Crown Acquisition were amended by, among other things, adding the Brewery Purchase. Consequently, the Term A-2 facility became unavailable and has been terminated by the Restatement Agreement. The Second Restated 2012 Credit Agreement creates the New U.S. Term A-2 Facility with substantially similar terms as the prior Term A-2 facility. The New U.S. Term A-2 Facility loans will be repaid in quarterly payments of principal equal to (i) prior to the second anniversary of the Restatement Effective Date, 1.25% of the original aggregate principal amount of the New U.S. Term A-2 Facility loans, and (ii) thereafter, 2.50% of the original aggregate principal amount of the New U.S. Term A-2 Facility loans, with the balance payable on the New U.S. Term A-2 Facility loan maturity date. The maturity date of the New U.S. Term A-2 Facility is five years from the Restatement Effective Date.

The rate of interest payable on the U.S. Term A-2 Facility loans, at the Company’s option, will be equal to (i) LIBOR plus a margin, or (ii) the Base Rate plus a margin. The margin for the U.S. Term A-2 Facility loans is adjustable based upon the Company’s debt ratio, as defined in the Second Restated 2012 Credit Agreement, and is between 1.25% and 2.25% for LIBOR borrowings and 0.25% and 1.25% for Base Rate borrowings. The Company is obligated to pay ticking fees to the Lenders committed to make U.S. Term A-2 Loans with respect to the period from May 2, 2013 until the earlier of the dates the loans are made or the termination of the commitments with respect to the U.S. Term A-2 Facility. Such ticking fees are payable on the daily amount of the commitment of such Lenders at rates (i) starting at 0.625% per annum and escalating to 1.25% per annum for Lenders that held commitments under the prior Term A-2 facility; and (ii) starting at 0.0% per annum and escalating to 0.50% per annum for Lenders that did not hold commitments under the prior Term A-2 facility.

The European Term Loan Facilities

The European Term A Loans will be repaid in quarterly payments of principal equal to (i) prior to the second anniversary of the Restatement Effective Date, 1.25% of the original aggregate principal amount of the European Term A Loans, and (ii) thereafter, 2.50% of the original aggregate principal amount of the European Term A Loans, with the balance payable on the European Term A Loan maturity date. The European Term B Loans will be repaid in quarterly payments of principal equal to 0.25% of the original aggregate principal amount of the European Term B Loans, with the balance payable on the European Term B Loan maturity date. The European Term A Facility loan matures five years from the Restatement Effective Date and the European Term B Facility loan matures seven years from the Restatement Effective Date.

The rate of interest payable on the European Term A Loans, at CIH’s option, will be equal to (i) LIBOR plus a margin, or (ii) the Base Rate plus a margin. The margin for the European Term A Loans is adjustable based upon the Company’s debt ratio, as defined in the Second Restated 2012 Credit Agreement, and is between 1.25% and 2.25% for LIBOR borrowings and 0.25% and 1.25% for Base Rate borrowings. The Company is obligated to pay ticking fees to each Lender committed to make the European Term A Loans (the “European Term A Lenders”) with respect to the period from May 2, 2013 until the earlier of the dates the loans are made or the termination of the commitments with respect to the European Term A Facility. Such ticking fees are payable on the daily amount of the commitment of each such Lender at rates starting at 0.0% per annum and escalating to 0.50% per annum. The Company is also obligated to pay an upfront fee to the Administrative Agent for the account of the European Term A Lenders on the Restatement Effective Date.

The Company currently expects that the rate of interest payable on the European Term B Loans, at CIH’s option, will be equal to (i) LIBOR, subject to a minimum rate of 0.75%, plus a margin of 2.0% (declining to 1.75% if the Company’s debt ratio is less than 4.25 to 1.0), or (ii) a base rate. The final terms, original issue discount and fees, if any, for the European Term B Loans will be set forth in a Joinder Agreement that will be executed by the European Term B lenders on the Restatement Effective Date.

The obligations under the European Term A Facility and European Term B Facility of the Second Restated 2012 Credit Agreement will be secured by a pledge of (i) 100% of the ownership interests in certain of CIH’s subsidiaries, and (ii) 100% of the ownership interests in certain U.S. subsidiaries and 55% - 65% of certain interests of certain foreign subsidiaries of the Company, with certain exceptions consistent with the 2012 Credit Agreement.

The Second Restated 2012 Credit Agreement provides that in the event that, within one year of the Restatement Effective Date, (i) CIH makes any prepayment of European Term B Loans in connection with any repricing transaction, within the meaning set forth in the Second Restated 2012 Credit Agreement, or (ii) effects any amendment of the Second Restated 2012 Credit Agreement resulting in a repricing transaction, CIH will be required to pay in the case of (i) above, a prepayment premium of 1% of the amount of the European Term B Loans being prepaid and in the case of (ii) above, a payment equal to 1% of the aggregate amount of the applicable European Term B Loans affected by such repricing transaction and outstanding immediately prior to such amendment.

Incremental Facilities

The Second Restated 2012 Credit Agreement adjusted the maximum aggregate amount by which the Company may elect, subject to the willingness of existing or new lenders to fund such increase or term loans and other customary conditions, to increase the Lenders’ revolving credit commitments or add one or more tranches of additional term loans, other than term loans the proceeds of which are applied to repay existing term loans (the “Incremental Facilities Cap”). The Incremental Facilities Cap was adjusted from $750.0 million minus the amount by which the aggregate initial principal amount of the Term A-2 Loans exceeds $325.0 million, if any, to a flat cap of $750.0 million.

The Second Restated 2012 Credit Agreement also adjusted the incremental facilities provision by providing that if the effective yield for incremental term loans exceeds the effective yield of the European Term B Loans by more than 50 basis points, then the applicable margins for the European Term B Loans would be increased to the extent necessary so that the effective yield of the European Term B Loans is equal to the effective yield of such incremental term loans minus 50 basis points.

Amended and Restated Guarantee Agreement

The Company and certain of its subsidiaries and the Lenders have agreed to the terms of a Form of Amended and Restated Guarantee Agreement (the “Amended Guarantee Agreement”), which is attached to the Second Restated 2012 Credit Agreement as an exhibit and will be executed by the parties on the Restatement Effective Date. Pursuant to the Amended Guarantee Agreement, the Company will guarantee the borrowings of CIH under the European Term A Facility and the European Term B Facility, and Crown Imports and CBBH will be added as guarantors of the borrowings of the Company under the U.S. term and revolving loan facilities.

Other

As of April 22, 2013, under the 2012 Credit Agreement, the Company had no outstanding revolving credit loans, no outstanding swingline loans, U.S. term A facility loans of $515.6 million aggregate principal amount bearing an interest rate of 2.0%, U.S. term A-1 facility loans of $246.9 million aggregate principal amount bearing an interest rate of 2.2%, no outstanding Term A-2 Loans, issued and outstanding letters of credit of approximately $14.4 million, no outstanding incremental term loans, and approximately $835.6 million principal amount in revolving loans available to be drawn.

Certain of the Lenders are lenders under the Company’s Second Amended and Restated Interim Loan Agreement, dated February 13, 2013 (the “Bridge Facility”), and the Administrative Agent is the administrative agent under the Bridge Facility. Certain of the Lenders, the Administrative Agent and their affiliates have performed, and may in the future perform, various commercial banking, investment banking, brokerage and advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses. Without limiting the generality of the foregoing, in connection with the financing activities relating to the Beer Business Acquisition: (i) certain of the Lenders and their affiliates and the Company have entered into an engagement letter with respect to the syndication of certain loan facilities and various fee letters, (ii) one of the Lenders (Cooperatieve Centrale Raiffeisen Boerenleenbank B.A. “Rabobank Nederland,” New York Branch) is the administrative agent and a facility agent and such Lender and its affiliates are lenders under the Company’s accounts receivable securitization facility, (iii) the Administrative Agent, one of its affiliates and the Company have entered into an administrative agency letter, and (iv) an affiliate of the Administrative Agent and certain affiliates of the Lenders serve as underwriters in the Company’s recent public offering of $500 million aggregate principal amount of 3.750% Senior Notes due 2021 and $1,050 million aggregate principal amount of 4.250% Senior Notes due 2023 (collectively, the “2021/2023 Notes”). In addition, one of the Lenders, Manufacturers and Traders Trust Company (“M&T”), is the trustee (the “Trustee”) under the Indenture, dated as of April 17, 2012 (the “Base Indenture”), between the Company and M&T, as Trustee, and (a) under the Base Indenture and Supplemental Indenture No. 1 thereto, dated as of April 17, 2012, the Company has issued $600,000,000 aggregate principal amount of 6% Senior Notes due 2022, and (b) under the Base Indenture and Supplemental Indenture No. 3 and Supplemental Indenture No. 4 thereto, the Company will issue the 2021/2023 Notes. Upon the closing of the issuance of the 2021/2023 Notes, the Company will enter into an escrow agreement with M&T, in its capacity as Trustee, and M&T, as escrow agent and securities intermediary, pursuant to which an amount equal to 100% of the principal amount of the 2021/2023 Notes will be placed into an escrow account, which account will be pledged to the Trustee for the benefit of the holders of the 2021/2023 Notes for so long as the proceeds remain in escrow. Certain of the Lenders are lenders under certain credit facilities to a Sands family investment vehicle that, because of its relationship with members of the Sands family, is an affiliate of the Company. Such credit facilities are secured by pledges of shares of class A common stock of the Company, class B common stock of the Company, or a combination thereof and personal guarantees of certain members of the Sands’ family, including Richard Sands and Robert Sands. In addition, one of the Company’s executive officers is a member of the boards of directors of one of the Lenders and certain of its affiliates.

The description above related to the Second Restated 2012 Credit Agreement and the form of Amended and Restated Guarantee Agreement attached thereto as an exhibit is a summary and is qualified in its entirety by the Second Restated 2012 Credit Agreement (and the form of Amended and Restated Guarantee Agreement attached thereto as an exhibit), which is filed herewith as Exhibit 4.1 and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
4.1	Restatement Agreement, dated as of May 2, 2013, among the Company, CIH, Bank of America, N.A., as administrative agent, and the lenders party thereto, including Second Amended and Restated Credit Agreement dated as of May 2, 2013, among the Company, CIH, Bank of America, N.A., as administrative agent, and the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2013	CONSTELLATION BRANDS, INC.

	By:	/s/ Robert Ryder
Robert Ryder
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT

Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS

Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(4.1)	Restatement Agreement, dated as of May 2, 2013, among the Company, CIH, Bank of America, N.A., as administrative agent, and the lenders party thereto, including Second Amended and Restated Credit Agreement dated as of May 2, 2013, among the Company, CIH, Bank of America, N.A., as administrative agent, and the Lenders party thereto.

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW

Not Applicable.

(14)	CODE OF ETHICS

Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR

Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL

Not Applicable.

(24)	POWER OF ATTORNEY

Not Applicable.

(99)	ADDITIONAL EXHIBITS

Not Applicable.

(100)	XBRL-RELATED DOCUMENTS

Not Applicable.

(101)	INTERACTIVE DATA FILE

Not Applicable.